Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2022 relating to the consolidated financial statements of Cardlytics, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting appearing in the Annual Report on Form 10-K/A of Cardlytics, Inc. for the year ended December 31, 2021.

/s/ Robert Kerr
DELOITTE & TOUCHE LLP
Atlanta, Georgia
August 26, 2022